UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2021

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, David W. Gent P.E., a member of the Board of Directors (the “Board”) of ENGlobal Corporation (the “Company”) since June 1994, Lead Independent Director since 2002, the Chairman of the Nominating and Corporate Governance Committee of the Board and a member of the Audit and Compensation Committees of the Board, and David C. Roussel, a member of the Board since December 2001, the Chairman of the Compensation Committee of the Board and a member of the Audit and Nominating and Corporate Governance Committees of the Board, notified the Board of their intention to retire from service to the Board upon expiration of their current term and to not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). Messrs. Gent’s and Roussel’s decisions not to stand for re-election is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.08 Shareholder Director Nominations.

The information set forth under Item 8.01 regarding the deadline for submitting proposals for director nominations is incorporated herein by reference.

Item 8.01. Other Events.

On July 8, 2021, the Board established Thursday, August 26, 2021, as the date of the 2021 Annual Meeting and Friday, July 9, 2021, as the record date for determining shareholders entitled to notice of, and to vote at, the 2021 Annual Meeting. Because the date of the 2021 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2020 Annual Meeting of Shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Corporate Secretary at ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060 on or before the close of business on July 12, 2021, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2021 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Second Amended and Restated Bylaws, shareholders who wish to bring business before the 2021 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s Second Amended and Restated Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on July 18, 2021. Any such proposal must meet the requirements set forth in the Company’s Second Amended and Restated Bylaws in order to be brought before the 2021 Annual Meeting.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

July 8, 2021	/s/ DARREN W. SPRIGGS
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary